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                                                                     Exhibit 5.1

                                  Letterhead of
                             Goldstein & DiGioia LLP
                             45 Broadway, 11th Floor
                            New York, New York, 10006
                              Tel. No. 212-599-3322
                              Facsmile 212-557-0295

                                                             September 19, 2005

Document Security Systems, Inc.
28 Main Street East - Suite 1525
Rochester, New York 14614
Attn.: Chief Executive Officer


                  Re:   Document Security Systems, Inc.
                        Registration Statement on Form S-8

 Ladies/Gentlemen:

                  We have reviewed the Registration Statement on Form S-8, filed on September 19, 2005 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of l933, as amended (the "Act"), by Document Security Systems, Inc., a New York corporation (the "Company"). The Registration Statement has been filed for the purpose of registering the securities described therein for offer and sale under the Act. All capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

          This opinion has been rendered with respect to an aggregate of 300,000 shares of common stock issuable upon exercise of options under the 2004 Employee Stock Option Plan and the 2004 Non-Executive Director Option Plan (together, the "Plans"). The shares of common stock issued and issuable as described in the foregoing sentence may be referred to herein as the "Shares").

         In connection with the opinions rendered herein, we have examined the Certificate of Incorporation of the Company, as amended, its By-Laws, the options and such other documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. On the basis of such examination, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing and in good standing under the laws of New York, with corporate power to conduct the business which it conducts as described in the Registration Statement.

         2. The Company has an authorized capitalization of 200,000,000 shares of Common Stock, par value $.02 per share.

         3. The 300,000 Shares issuable upon the exercise of the options, upon payment therefor and issuance thereof, in accordance with the terms thereof, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.


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         4. The Plan Options, when issued pursuant to the terms and conditions of the Plans, as described in the Registration Statement, will (or if outstanding constitute) constitute legal and binding obligations of the Company in accordance with their terms.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Goldstein & DiGioia, LLP
                                        Goldstein & DiGioia LLP